UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 5, 2010
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers

On February 3, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Alaska Air Group, Inc. (the “Company”) took the following actions.

The Committee confirmed its philosophy to pay the senior-most executive officers base pay below market, with an opportunity to earn market pay through short-term and long-term incentive plans if the Company performs well.  The Committee set base salary for Chairman and CEO Bill Ayer at $400,000.   At $400,000 per year, Mr. Ayer’s base salary is below the 25th percentile as compared to market, based on airline peer group information provided by the Committee’s independent compensation consultant. The Committee also set base salary for the Company’s other Named Executive Officers:  Alaska Airlines (“Alaska”) President Brad Tilden, $375,000; Alaska Air Group Executive Vice President/Finance and Chief Financial Officer Glenn Johnson, $300,000; Alaska Chief Operating Officer Ben Minicucci, $285,000; and  President of Horizon Air Industries, Inc. (“Horizon”) Jeff Pinneo, $240,000.

The Committee approved Performance-Based Pay plan participation rates of 100% for Mr. Ayer, 85% for Mr. Tilden, and 75% for Messrs. Johnson, Minicucci, and Pinneo.  Participation rates are expressed as a percentage of base salary for the fiscal year assuming target performance is achieved. The actual amounts paid under the PBP plan may be higher if the performance targets are exceeded or lower (or even 0%) if the targets are not met.

The Committee also approved grants of stock options, restricted stock units (“RSUs”) and performance stock units under the Company’s 2008 Performance Incentive Plan (“PIP”) to each of the Named Executive Officers. The table below presents the number of shares subject to each of these awards:

	Stock Options	RSUs	Performance Units
William S. Ayer	38,620	22,480	11,200
Bradley D. Tilden	15,200	8,700	8,700
Glenn S. Johnson	9,800	5,600	5,600
Benito Minicucci	9,300	5,300	5,300
Jeffrey D. Pinneo	7,800	4,500	4,500

Each stock option was granted with an exercise price equal to $33.26, the closing price of a share of Company common stock on February 3, 2010, and is scheduled to vest in annual installments over a four-year period. The RSUs are scheduled to vest on the third anniversary of the grant date and are payable upon vesting in shares of Company common stock on a one-for-one basis. The performance units will be eligible to vest based on the Company’s total shareholder return (“TSR”) relative to an airline peer group provided by the Committee’s independent compensation consultant measured over the three-year period commencing January 1, 2010. The Company’s performance will be ranked as compared to its peer group.  The percentage of the performance units that vest may range from 0% to 200%, depending on the Company’s performance during that period. Vested performance units are payable in shares of Company common stock on a one-for-one basis.

In connection with certain grants, the Committee approved forms of agreements for use in evidencing the stock options and performance stock unit awards granted under the PIP. These forms are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Mr. Ayer’s grant is proportioned to bring his total direct compensation to the 50th percentile as compared to market, based on airline peer group information provided by the Committee’s independent compensation consultant.

ITEM 9.01.  Financial Statements and Other Exhibits

Exhibit 10.1	Alaska Air Group, Inc. 2008 Performance Incentive Plan Performance Stock Unit Award Agreement
Exhibit 10.2                Alaska Air Group, Inc. 2008 Performance Incentive Plan Nonqualified Stock Option Agreement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 5, 2010

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer